                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                                ACI SYSTEMS, INC.


                                       AND


                            INTERACTIVE PLANET, INC.


                                  June 21, 1996

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Basic Transaction . . . . . . . . . . . . . . . . . . . . . . . . .  4
          (a)  The Merger  . . . . . . . . . . . . . . . . . . . . . . .  4
          (b)  The Closing . . . . . . . . . . . . . . . . . . . . . . .  4
          (c)  Actions at the Closing  . . . . . . . . . . . . . . . . .  4
          (d)  Effect of Merger  . . . . . . . . . . . . . . . . . . . .  4
          (e)  Procedure for Payment . . . . . . . . . . . . . . . . . .  5
          (f)  No Fractional Shares  . . . . . . . . . . . . . . . . . .  6
          (g)  Stock Legend  . . . . . . . . . . . . . . . . . . . . . .  6
          (h)  Closing of Transfer Records . . . . . . . . . . . . . . .  6

3.   Representations and Warranties Concerning the Target  . . . . . . .  6
          (a)  Organization, Qualification, and Corporate Power  . . . .  6
          (b)  Capitalization  . . . . . . . . . . . . . . . . . . . . .  7
          (c)  Noncontravention  . . . . . . . . . . . . . . . . . . . .  7
          (d)  Title to Assets . . . . . . . . . . . . . . . . . . . . .  7
          (e)  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .  8
          (f)  Financial Statements  . . . . . . . . . . . . . . . . . .  8
          (g)  Events Subsequent to Target Balance Sheet . . . . . . . .  8
          (h)  Undisclosed Liabilities . . . . . . . . . . . . . . . . .  8
          (i)  Legal Compliance  . . . . . . . . . . . . . . . . . . . .  8
          (j)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . .  8
          (k)  Real Property . . . . . . . . . . . . . . . . . . . . . .  9
          (l)  Intellectual Property . . . . . . . . . . . . . . . . . .  9
          (m)  Contracts . . . . . . . . . . . . . . . . . . . . . . . . 10
          (n)  Notes and Accounts Receivable . . . . . . . . . . . . . . 12
          (o)  Powers of Attorney  . . . . . . . . . . . . . . . . . . . 12
          (p)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 12
          (q)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . 12
          (r)  Employees . . . . . . . . . . . . . . . . . . . . . . . . 13
          (s)  Employee Benefits . . . . . . . . . . . . . . . . . . . . 13
          (t)  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . 13
          (u)  Environment, Health, and Safety . . . . . . . . . . . . . 13
          (v)  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . 14
          (w)  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . 14
          (x)  Broker's Fees . . . . . . . . . . . . . . . . . . . . . . 14

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                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

4.   Representations and Warranties Concerning the Buyer . . . . . . . . 14
          (a)  Organization, Qualification, and Corporate Power  . . . . 14
          (b)  Capitalization  . . . . . . . . . . . . . . . . . . . . . 15
          (c)  Noncontravention  . . . . . . . . . . . . . . . . . . . . 15
          (d)  Title to Assets . . . . . . . . . . . . . . . . . . . . . 15
          (e)  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . 16
          (f)  Financial Statements  . . . . . . . . . . . . . . . . . . 16
          (g)  Events Subsequent to Buyer Balance Sheet  . . . . . . . . 16
          (h)  Undisclosed Liabilities . . . . . . . . . . . . . . . . . 16
          (i)  Legal Compliance  . . . . . . . . . . . . . . . . . . . . 16
          (j)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . 16
          (k)  Real Property . . . . . . . . . . . . . . . . . . . . . . 17
          (l)  Intellectual Property . . . . . . . . . . . . . . . . . . 18
          (m)  Contracts . . . . . . . . . . . . . . . . . . . . . . . . 19
          (n)  Notes and Accounts Receivable . . . . . . . . . . . . . . 20
          (o)  Powers of Attorney  . . . . . . . . . . . . . . . . . . . 20
          (p)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 20
          (q)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . 21
          (r)  Employees . . . . . . . . . . . . . . . . . . . . . . . . 21
          (s)  Employee Benefits . . . . . . . . . . . . . . . . . . . . 22
          (t)  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . 22
          (u)  Environment, Health, and Safety . . . . . . . . . . . . . 22
          (v)  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . 23
          (w)  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . 23
          (x)  Broker's Fees . . . . . . . . . . . . . . . . . . . . . . 23

5.   Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
          (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . 23
          (b)  Notices and Consents  . . . . . . . . . . . . . . . . . . 23
          (c)  Regulatory Matters and Approvals  . . . . . . . . . . . . 23
          (d)  Operation of Business . . . . . . . . . . . . . . . . . . 24
          (e)  Full Access . . . . . . . . . . . . . . . . . . . . . . . 24
          (f)  Notice of Developments  . . . . . . . . . . . . . . . . . 25

6.   Conditions to Obligation to Close . . . . . . . . . . . . . . . . . 25
          (a)  Conditions to Obligation of the Buyer . . . . . . . . . . 25
          (b)  Conditions to Obligation of the Target  . . . . . . . . . 26

7.   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

          (a)  Termination of Agreement  . . . . . . . . . . . . . . . . 27
          (b)  Effect of Termination . . . . . . . . . . . . . . . . . . 27

8.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
          (a)  Survival  . . . . . . . . . . . . . . . . . . . . . . . . 28
          (b)  Press Releases and Public Announcements . . . . . . . . . 28
          (c)  No Third Party Beneficiaries  . . . . . . . . . . . . . . 28
          (d)  Entire Agreement  . . . . . . . . . . . . . . . . . . . . 28
          (e)  Succession and Assignment . . . . . . . . . . . . . . . . 28
          (f)  Counterparts  . . . . . . . . . . . . . . . . . . . . . . 28
          (g)  Headings  . . . . . . . . . . . . . . . . . . . . . . . . 28
          (h)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 28
          (i)  Governing Law . . . . . . . . . . . . . . . . . . . . . . 29
          (j)  Amendments and Waivers  . . . . . . . . . . . . . . . . . 29
          (k)  Severability  . . . . . . . . . . . . . . . . . . . . . . 29
          (l)  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . 29
          (m)  Construction  . . . . . . . . . . . . . . . . . . . . . . 29

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is entered into as of June ___, 1996 by and between ACI Systems, Inc., a Colorado corporation (the "Buyer"), and Interactive Planet, Inc., a Colorado corporation (the "Target"). The Buyer and the Target are referred to collectively herein as the "Parties."

     This Agreement contemplates a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to Code Section 368(a)(1)(A). The Target Shareholders will receive capital stock in the Buyer in exchange for their capital stock in the Target.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   DEFINITIONS.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Articles of Merger" has the meaning set forth in Section 2(c) below.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Balance Sheet" has the meaning set forth in Section 4(f) below.

     "Buyer Share" means any share of the Common Stock, no par value per share, of the Buyer.

     "Closing" has the meaning set forth in Section 2(b) below.

     "Closing Date" has the meaning set forth in Section 2(b) below.

     "Colorado Business Corporation Act" means the Business Corporation Act of the State of Colorado, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

     "Contract" means any contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document, obligation, or agreement.

     "Effective Time" has the meaning set forth in Section 2(d)(i) below.

     "Encumbrance" means any security agreement, financing statement filed with any governmental authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any law or regulation, contract or otherwise.

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "IRS" means the Internal Revenue Service.

     "Knowledge" or "knowledge" means actual knowledge after reasonable investigation.

     "Merger" has the meaning set forth in Section 2(a) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Requisite Buyer Shareholder Approval" means the affirmative vote of the holders of 100% of the Buyer Shares in favor of this Agreement and the Merger.

     "Requisite Target Shareholder Approval" means the affirmative vote of the holders of 100% of the Target Shares in favor of this Agreement and the Merger.

     "Special Buyer Meeting" has the meaning set forth in Section 5(c)(ii) below.

     "Special Target Meeting" has the meaning set forth in Section 5(c)(ii) below.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section 2(a) below,

     "Target" has the meaning set forth in the preface above.

     "Target Balance Sheet" has the meaning set forth in Section 3(f) below.

     "Target Share" means any share of the Common Stock, $1.00 par value per share, of the

Target.

     "Target Shareholder" means any Person who holds any Target Shares.

     "Taxes" means all levies and assessments of any kind or nature imposed by any governmental authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise, or property taxes, together with any interest thereon and any penalties, additions to tax, or additional amounts applicable thereto.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including without limitation any schedule or attachment thereto, and any amendment thereof.

     2.   BASIC TRANSACTION.

          (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

          (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parcel, Mauro, Hultin & Spaanstra, P.C. in Denver, Colorado, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date, time and place as the Parties may mutually determine (the "Closing Date").

          (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in Section 6(b) below, and (iii) the Buyer and the Target will file with the Secretary of State of the State of Colorado Articles of Merger in the form required by the Colorado Business Corporation Act (the "Articles of Merger").

          (d)  EFFECT OF MERGER.

               (i) GENERAL. The Merger shall become effective at the time (the "Effective Time") the Buyer and the Target file the Articles of Merger with the Secretary of State of the State of Colorado. The Merger shall have the effect set forth in the Colorado Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this

Agreement.

               (ii) ARTICLES OF INCORPORATION. The Articles of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Articles of the Surviving Corporation without any modification or amendment in the Merger; provided, however, the name of the Surviving Corporation shall be "NAVIDEC, Inc."

               (iii) BYLAWS. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

               (iv) DIRECTORS AND OFFICERS. At the Effective Time the directors and officers of the Surviving Corporation shall be as set forth below:

                    Directors:   Ralph Armijo
                                 Patrick Mawhinney

                    Officers:    Ralph Armijo, President
                                 Andrew Davis, Vice President
                                 Patrick Mawhinney, Secretary
                                 Patrick Mawhinney, Treasurer

               (v) CONVERSION OF TARGET SHARES. At and as of the Effective Time, each Target Share shall be converted into the right to receive one Buyer Share. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

               (vi) BUYER SHARES. Each Buyer Share issued and outstanding at and as of the Effective Time will remain issued and outstanding immediately after the Effective Time.

          (e)  PROCEDURE FOR PAYMENT.

               (i)  After the Effective Time and subject to the provisions of
Section 2(f) below, the Buyer will issue to each Target Shareholder who (A) surrenders to the Buyer the certificates which represented his Target Shares and
(B) delivers to Buyer a completed and executed investment letter in the form attached hereto as Exhibit A, a stock certificate representing that number of Buyer Shares equal to the number of outstanding Target Shares so surrendered by such Target Shareholder.

               (ii) The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his certificates which represented Target Shares. The Buyer instead will hold the dividend or the distribution in trust for the benefit of the holder pending surrender and exchange. In no event, however, will any holder of outstanding Target Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

          (f) NO FRACTIONAL SHARES. Notwithstanding any other provisions of this Agreement to the contrary, fractional Buyer Shares will not be issued upon conversion of Target Shares into Buyer Shares. Each Target Shareholder who, upon conversion of all Target Shares held of record by such Target Shareholder, would otherwise be entitled to receive a fractional Buyer Share of more than 0.5 shall receive a whole Buyer Share in place of such fractional Buyer Share. Each Target Shareholder who, upon conversion of all Target Shares held of record by such Target Shareholder, would otherwise be entitled to receive a fractional Buyer Share of 0.5 or less shall receive only the whole number of Buyer Shares to which such Target Shareholder is entitled, and the fractional Buyer Share shall be eliminated for all purposes and without compensation therefor.

          (g) STOCK LEGEND. Certificates representing Buyer Shares issued to Target Shareholders upon conversion of their Target Shares shall bear the following legend:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The securities represented by this certificate may not be transferred, sold, offered for sale or otherwise disposed of unless there is an effective registration statement or other qualification relating to such securities under the Securities Act of 1933, as amended, and any applicable state securities laws or unless the Corporation receives an opinion of counsel satisfactory to the Corporation that such registration or other qualification under the Securities Act of 1933, as amended, and any applicable state securities laws is not required in connection with such transfer, sale, offer or disposition."

          (h) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET. The Target represents and warrants to the Buyer that the statements contained in this
Section 3 are correct and complete
as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Target has delivered to the Buyer correct and complete copies of the charter and bylaws of the Target (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

          (b) CAPITALIZATION. The entire authorized capital stock of the Target consists of 100,000 Target Shares, of which 100,000 Target Shares are issued and outstanding and none are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Persons set forth in Exhibit B hereto. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets). Except for the Requisite Target Shareholder Approval, the Target is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) TITLE TO ASSETS. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Target Balance Sheet or acquired after the date thereof, free and clear of all material Encumbrances (except as previously disclosed to the Buyer), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Target Balance Sheet. All tangible personal property held or used by the Target is in good operating condition and repair, ordinary wear and tear excepted, and is suitable and adequate for continued use in the manner in which it currently is used.

          (e)  SUBSIDIARIES.  The Target has no Subsidiaries.

          (f) FINANCIAL STATEMENTS. The Target has delivered to the Buyer correct and complete copies of the Target's unaudited balance sheets as of December 31, 1995 and March 31, 1996 (the "Target Balance Sheets") and unaudited income statements for the period June 1, 1995 to December 31, 1995 and January 1, 1996 to March 31, 1996. The Target Balance Sheets present fairly the financial condition of the Target as of the indicated date, are correct and complete in all respects, and are consistent with the books and records of the Target.

          (g) EVENTS SUBSEQUENT TO TARGET BALANCE SHEET. Except as previously disclosed to the Buyer, since the date of the Target Balance Sheet, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target.

          (h) UNDISCLOSED LIABILITIES. The Target any no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for
(i) liabilities set forth on the face of the Target Balance Sheets and (ii) liabilities which have arisen after the date of the Target Balance Sheets in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (i) LEGAL COMPLIANCE. The Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Target alleging any failure so to comply.

          (j)  TAX MATTERS.

               (i) The Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been paid. The Target is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of any of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

               (iii) Neither the Target nor, to the knowledge of the Target, any director or officer (or employee responsible for Tax matters) of the Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Target or, to the knowledge of the Target, the directors and officers (and employees responsible for Tax matters) of the Target has now ledge based upon personal contact with any agent of such authority. The Target has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target since inception of the Target.

               (iv) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (k) REAL PROPERTY. The Target does not own or lease any real property or otherwise hold any interest in real property.

          (l)  INTELLECTUAL PROPERTY.

               (i) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Target as presently conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

               (ii) The Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Target has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the knowledge the Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the

Target.

               (iii) No patents or registrations have been issued to the Target with respect to any of its Intellectual Property, no patent applications or applications for registration have been made by the Target with respect to any of its Intellectual Property, and no licenses, agreements, or other permissions have been granted by the Target to any third party with respect to any of its Intellectual Property. Except a previously disclosed to the Buyer, no trade names or unregistered trademarks are used by the Target in connection with any of its businesses.

               (iv) The Target has delivered to the Buyer correct and complete copies of all licenses, sublicenses, agreements, and permissions (as amended to date) with respect to Intellectual Property that any third party owns and the Target uses. With respect to each such item of Intellectual Property:

                    (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                    (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Target, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (H) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (m) CONTRACTS. The Target has delivered to the Buyer a correct and complete copy of each of the following written agreements and a written summary setting forth the terms and conditions of each of the following oral agreements:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Target, or involve consideration in excess of $5,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed an Encumbrance on any of its assets, tangible or intangible;

               (v)  any agreement concerning confidentiality or noncompetition;

               (vi) any agreement with any of the shareholders of the Target;

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii)  any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target; or

               (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

          (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Target reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Target Balance Sheet adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

          (o) POWERS OF ATTORNEY. Except as previously disclosed to the Buyer, there are no outstanding powers of attorney executed on behalf of the Target.

          (p) INSURANCE. The Target has delivered to the Buyer correct and complete copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time since its inception, including the following information:

               (i)  the name, address, and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii) the policy number and the period of coverage;

               (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof.

          (q) LITIGATION. The Target is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and is not a party or, to the knowledge of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The Target has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

          (r)  EMPLOYEES.

               (i) The Target has delivered to the Buyer a correct and complete list setting forth the names and positions of all employees of the Target employed as of the date of this Agreement, and the current annual salary or wage payable to each such person. None of such employees has notified the Target, and the Target has no knowledge, of his or her intention to resign or retire.

               (ii) The Target has complied and is in compliance in all material respects with all laws and regulations relating to the employment of labor, including without limitation laws and regulations relating to wages, hours, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control, and the payment and withholding of Taxes.

               (iii) The Target has not violated any law or regulation prohibiting discrimination in its employment conditions or practices. There are no unfair labor practices charges and there are no discrimination complaints pending or, to the knowledge of the Target, threatened against the Target, and to the knowledge of the Target, no basis therefor exists.

               (iv) The Target is not a party to any collective bargaining agreement or other Contract with any labor organization, has not recognized or agreed to recognize, and is not required to recognize, any union or other collective bargaining unit. To the knowledge of the Target, its employees are not engaged in organizing activity with respect to any labor organization.

          (s) EMPLOYEE BENEFITS. The Target does not maintain or contribute to, it has never maintained or contributed to, and it is not and at no time has been required to maintain or contribute to, any employee benefit or welfare plan, bonus, deferred compensation, incentive compensation, retirement, stock purchase, stock option, severance, hospitalization, medical, life insurance, dental, vision, disability, salary continuation, unemployment, or fringe benefit plan, program, or arrangement. The Target has complied in all respects with the continuation coverage requirements of Section 4980B of the Code with regard to each group health plan, if any, within the meaning of Section 4980B(g) of the Code.

          (t) GUARANTIES. The Target is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.

          (u)  ENVIRONMENT, HEALTH, AND SAFETY.

               (i) The Target has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Target has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

               (ii) The Target has no liability or obligation (and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

               (iii) To the knowledge of the Target, all properties and equipment used in the business of the Target have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

          (v)  DISCLOSURE.  The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

          (w) BANK ACCOUNTS. The Target has delivered to the Buyer a correct and complete list setting forth all bank accounts, brokerage accounts, and safe deposit boxes of any kind maintained by the Target and, in each case, identifying the Persons who are authorized signatories for, or who are authorized to have access to, each of them.

          (x) BROKER'S FEES. The Target does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING THE BUYER. The Buyer represents and warrants to the Target that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Buyer has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has delivered to the Target correct and complete copies of the charter and bylaws of the Buyer (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Buyer are correct and complete. The Buyer is not in default under or in violation of any provision of its charter or bylaws.

          (b) CAPITALIZATION. The entire authorized capital stock of the Buyer consists of 20,000,000 Buyer Shares, of which 4,490.138 Buyer Shares are issued and outstanding and none are held in treasury. All of the issued and outstanding Buyer Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Persons set forth in Exhibit C. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Buyer.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets). Except for the Requisite Buyer Shareholder Approval, the Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) TITLE TO ASSETS. The Buyer has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Buyer Balance Sheet or acquired after the date thereof, free and clear of all material Encumbrances (except as previously disclosed to the Target), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Buyer Balance Sheet. All tangible personal property held or used by the Buyer is in good operating condition and repair, ordinary wear and tear excepted, and is suitable and adequate for continued use in the manner in which it currently is used.

          (e)  SUBSIDIARIES.  The Buyer has no Subsidiaries.

          (f) FINANCIAL STATEMENTS. The Buyer has delivered to the Target correct and complete copies of the Buyer's unaudited balance sheets as of December 31, 1995 and March 31, 1996 (the "Buyer Balance Sheets") and unaudited income statements for the fiscal year then ended and the period January 1, 1996 to March 31, 1996. The Buyer Balance Sheets present fairly the financial condition of the Buyer as of the indicated date, are correct and complete in all respects, and are consistent with the books and records of the Buyer.

          (g) EVENTS SUBSEQUENT TO BUYER BALANCE SHEET. Except as previously disclosed to the Target, since the date of the Buyer Balance Sheet, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Buyer.

          (h) UNDISCLOSED LIABILITIES. The Buyer has no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the Buyer Balance Sheets and (ii) liabilities which have arisen after the date of the Buyer Balance Sheets in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (i) LEGAL COMPLIANCE. The Buyer has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Buyer alleging any failure so to comply.

          (j)  TAX MATTERS.

               (i) The Buyer has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Buyer (whether or not shown on any Tax Return) have been paid. The Buyer is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Buyer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of any of the Buyer that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

               (iii) Neither the Buyer nor, to the knowledge of the Buyer, any director or officer (or employee responsible for Tax matters) of the Buyer expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Buyer either (A) claimed or raised by any authority in writing or (B) as to which any of the Buyer or, to the knowledge of the Buyer, the directors and officers (and employees responsible for Tax matters) of the Buyer has now ledge based upon personal contact with any agent of such authority. The Buyer has delivered to the Target correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Buyer since inception of the Buyer.

               (iv) The Buyer has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (k)  REAL PROPERTY.

               (i)  The Buyer does not own any real property.

               (ii) The Buyer has delivered to the Target correct and complete copies of all real property leases of the Buyer. With respect to each such lease:

                    (A) the lease is legal, valid, binding, enforceable, and in full force and effect;

                    (B) the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (C) no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to the lease has repudiated any provision thereof;

                    (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease;

                    (F) the Buyer has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold; and

                    (G) to the knowledge of the Buyer, the owner of the facility leased has good and marketable title to the parcel of real property, free and clear of any Encumbrance, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          (l)  INTELLECTUAL PROPERTY.

               (i) The Buyer owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Buyer as presently conducted. Each item of Intellectual Property owned or used by the Buyer immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. The Buyer has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

               (ii) The Buyer has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Buyer has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Buyer must license or refrain from using any Intellectual Property rights of any third party). To the knowledge the Buyer, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Buyer.

               (iii) No patents or registrations have been issued to the Buyer with respect to any of its Intellectual Property, no patent applications or applications for registration have been made by the Buyer with respect to any of its Intellectual Property, and no licenses, agreements, or other permissions have been granted by the Buyer to any third party with respect to any of its Intellectual Property. Except as previously disclosed to the Target, no trade names or unregistered trademarks are used by the Buyer in connection with any of its businesses.

               (iv) The Buyer has delivered to the Target correct and complete copies of all licenses, sublicenses, agreements, or permissions (as amended to date) with respect to Intellectual Property that any third party owns and the Buyer uses. With respect to each such item of Intellectual
Property:

                    (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                    (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Buyer, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (H) the Buyer has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (m) CONTRACTS. The Buyer has delivered to the Target a correct and complete copy of each of the following written agreements and a written summary setting forth the terms and conditions of each of the following oral agreements:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Buyer, or involve consideration in excess of $5,000;

               (iii)  any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed an Encumbrance on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi)  any agreement with any of the shareholders of the Buyer;

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii)  any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Buyer; or

               (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

          (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Buyer reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Buyer Balance Sheet adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Buyer.

          (o) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Buyer.

          (p) INSURANCE. The Buyer has delivered to the Target correct and complete copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Buyer has been a party, a named insured, or otherwise the beneficiary of coverage at any time since its inception, including the following information:

               (i)  the name, address, and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii)  the policy number and the period of coverage;

               (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Buyer nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Buyer has been covered since its inception by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

          (q) LITIGATION. The Buyer is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and or is not a party or, to the knowledge of the Buyer, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The Buyer has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Buyer.

          (r)  EMPLOYEES.

               (i) The Buyer has delivered to the Target a correct and complete list setting forth the names and positions of all employees of the Buyer employed as of the date of this Agreement, and the current annual salary or wage payable to each such person. None of such employees has notified the Buyer, and the Buyer has no knowledge, of his or her intention to resign or retire.

               (ii) The Buyer has complied and is in compliance in all material respects with all laws and regulations relating to the employment of labor, including without limitation laws and regulations relating to wages, hours, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control, and the payment and withholding of Taxes.

               (iii) The Buyer has not violated any law or regulation prohibiting discrimination in its employment conditions or practices. There are no unfair labor practices charges and there are no discrimination complaints pending or, to the knowledge of the Buyer, threatened against the Buyer, and to the knowledge of the Buyer, no basis therefor exists.

               (iv) The Buyer is not a party to any collective bargaining agreement or other Contract with any labor organization, has not recognized or agreed to recognize, and is not required to recognize, any union or other collective bargaining unit. To the knowledge of the Buyer, its employees are not engaged in organizing activity with respect to any labor organization.

          (s) EMPLOYEE BENEFITS. Except as previously disclosed to the Target, the Buyer does not maintain or contribute to, it has never maintained or contributed to, and it is not and at no time has been required to maintain or contribute to, any employee benefit or welfare plan, bonus, deferred compensation, incentive compensation, retirement, stock purchase, stock option, severance, hospitalization, medical, life insurance, dental, vision, disability, salary continuation, unemployment, or fringe benefit plan, program, or arrangement. The Buyer has complied in all respects with the continuation coverage requirements of Section 4980B of the Code with regard to each group health plan, if any, within the meaning of Section 4980B(g) of the Code.

          (t) GUARANTIES. The Buyer is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.

          (u)  ENVIRONMENT, HEALTH, AND SAFETY.

               (i) The Buyer has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Buyer has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

               (ii) The Buyer has no liability or obligation (and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

               (iii) To the knowledge of the Buyer, all properties and equipment used in the business of the Buyer have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

          (v) DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

          (w) BANK ACCOUNTS. The Buyer has delivered to the Target a correct and complete list setting forth all bank accounts, brokerage accounts, and safe deposit boxes of any kind maintained by the Buyer and, in each case, identifying the Persons who are authorized signatories for, or who are authorized to have access to, each of them.

          (x) BROKER'S FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

          (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

          (b) NOTICES AND CONSENTS. The Target will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(d) above.

          (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in
Section 3(d) and Section 4(d) above. Without limiting the generality of the foregoing:

               (i) COLORADO BUSINESS CORPORATION ACT. The Target will call a special meeting of its shareholders or obtain the unanimous written consent of its shareholders (the "Special Target Meeting") as soon as reasonably practicable in order that its shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Colorado Business Corporation Act. The Buyer will call a special meeting of its shareholders or obtain the unanimous written consent of its shareholders (the "Special Buyer Meeting") as soon as reasonably practicable in order that the shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Colorado Business Corporation Act.

          (d) OPERATION OF BUSINESS. The Target will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

               (i) the Target will not authorize or effect any change in its charter or bylaws;

               (ii) the Target will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

               (iii) except as required in Section 6 below, the Target will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

               (iv) the Target will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (v) the Target will not impose any Encumbrance upon any of its assets;

               (vi) the Target will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

               (vii) the Target will not make any change in employment terms for any of its directors, officers, and employees; and

               (viii)  the Target will not commit to any of the foregoing.

          (e) FULL ACCESS. The Target will permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target. The Buyer will treat and hold as such any Confidential Information it receives from any of the Target in the course of the reviews contemplated by this Section 5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

          (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(h), however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     6.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) this Agreement and the Merger shall have received the Requisite Target Shareholder Approval;

               (ii) the Target shall have procured all of the third party consents specified in Section 5(b) above;

              (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               (iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (v) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-
(iv) is satisfied in all respects;

               (vi) this Agreement and the Merger shall have received the Requisite Buyer Shareholder Approval;

              (vii) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(d) and 4(d) above;

             (viii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

               (ix) the Target Shareholders shall have executed and delivered a Shareholders Agreement in form and substance acceptable to the Buyer and its shareholders;

                (x) Ralph Armijo shall have executed and delivered to the Buyer an employment agreement in form and substance satisfactory to the Buyer;

               (xi) the Buyer shall have effected a one for 510.2041 stock split of the Buyer Shares, and the Target shall have reallocated the Target Shares by stock split or otherwise such that the holders of the Target Shares hold the number of Target Shares set forth in Exhibit B hereto.

     The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATION OF THE TARGET. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) this Agreement and the Merger shall have received the Requisite Buyer Shareholder Approval;

               (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

              (iii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iv) the Buyer shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-
(iii) is satisfied in all respects;

                (v) this Agreement and the Merger shall have received the Requisite Target Shareholder Approval;

               (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target;

              (vii) all of the shareholders of Buyer shall have executed and delivered a Shareholders Agreement in form and substance acceptable to the Target Shareholders; and

             (viii) the Buyer shall have executed and delivered to Ralph Armijo an employment agreement in form and substance satisfactory to him.

               (ix) the Buyer shall have effected a one for 510.2041 stock split of the Buyer Shares, and the Target shall have reallocated the Target Shares by stock split or otherwise such that the holders of the Target Shares hold the number of Target Shares set forth in Exhibit B hereto.

     The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7.   TERMINATION.

          (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after shareholder approval) as provided below:

                (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of this breach, and the breach has continued without cure for a period of five days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 1996, by reason of the failure of any condition precedent under
Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

              (iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of five after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 1996, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

               (iv) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Buyer Meeting or the Special Target Meeting in the event this Agreement and the Merger fail to receive the Requisite Buyer Shareholder Approval or the Requisite Target Shareholder Approval respectively.

          (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(g) above shall survive any such termination.

     8.   MISCELLANEOUS.

          (a) SURVIVAL. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning issuance of the Buyer Shares, the provisions in Section 5(j) above concerning insurance and indemnification) will survive the Effective Time.

          (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party

          (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning issuance of the Buyer Shares are intended for the benefit of the Target Shareholders.

          (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

          (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if sent by facsimile transmission, or delivered by messenger, or mailed, certified first class mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Target:   Interactive Planet, Inc.
                         89 Willowleaf Drive
                         Littleton, CO  80127
                         Attention:     Mr. Patrick Mawhinney
                         Facsimile no.: (303) 904-1441

     If to the Buyer:    ACI Systems, Inc.
                         7002 South Revere Parkway, Suite 40
                         Englewood, CO 80112
                         Attention:     Mr. Ralph Armijo

                         Facsimile no.: (303) 790-8845

or to such other address as any Party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective when received.

          (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

          (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Colorado Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                       ACI SYSTEMS, INC.


                                       By: /s/ RALPH ARMIJO
                                          ---------------------------------
                                       Name:  Ralph Armijo
                                       Title:    President


                                       INTERACTIVE PLANET, INC.


                                       By: /s/ PATRICK MAWHINNEY
                                          ---------------------------------
                                       Name:  Patrick Mawhinney
                                       Title:    President

                                                                       EXHIBIT A

                            FORM OF INVESTMENT LETTER

                                                                       EXHIBIT B

                       LIST OF SHAREHOLDERS OF THE TARGET

                    NAME                                   SHARES
                    ----                                   ------
                    Cindy Simmons                         813,669

                    Patrick R. Mawhinney                  314,671

                    Kevin L. Blankenship                  171,393

                    Harold Anderson II                    171,393

                    Tom Parr                               38,087

                    Matthew D. Gitchell                       200

                    Lee Trujillo                              300

                    Robert Medlin                             200

                    John Sims                               1,000

                    Kirk Steinbock                            100

                    Jason Kay                                 100

                    Maria Zenaida Tamundong Carpio            200

                    Louis Joseph Rubbo II                     500

                    LGC Management                         10,000
                                                        ---------
                                                        1,521,813
                                                        ---------
                                                        ---------

                                                                       EXHIBIT C

                        LIST OF SHAREHOLDERS OF THE BUYER

          NAME                     POST-SPLIT SHARES
          ----                     -----------------
          Ralph Armijo                     1,838,687

          Arthur Armijo                      250,000

          Curtis Armijo                       50,000

          Christian Dwyer                     50,000

          Andrew Davis                        50,000

          Patrick Townsend                     6,000

          Julie Erjavec                        6,000

          Ralph Ambruster                     20,000

          Dan Flenniken                        4,000

          Les Lira                             4,000

          Gregory Hatstat                      5,000

          Greg Beckham                           350

          Deborah Block                          750

          Carol Pritchard                        350

          Norma Montgomery                       750

          Reserved                             6,000
                                           ---------

                                           2,290,887
                                           ---------
                                           ---------

                               34